Exhibit 99.1

NIC Provides Update on Status of Pennsylvania Payments

OLATHE, Kan.--(BUSINESS WIRE)--June 6, 2013--NIC Inc. (NASDAQ: EGOV) today announced it has learned that the Pennsylvania Treasury issued a press release stating that it has rejected four invoices, totaling nearly $3.48 million, previously submitted by the Company's subsidiary, Pennsylvania Interactive, LLC, for eGovernment services provided to the Commonwealth.

According to the Treasury's press release, the Treasury rejected the invoices because of the administration's failure to obtain necessary approvals from the Attorney General, insufficient justification of the specific payment amounts requested and an inadequate basis for granting a no-bid contract. According to the press release, the Treasury's rejection notice advised the administration to resubmit the Pennsylvania Interactive, LLC contract to the Office of Attorney General for review.

In comments to the media today, Commonwealth officials defended the legality of its contract with NIC and reiterated their interest in continuing to work with NIC to deliver eGovernment services in Pennsylvania. NIC has been responsive to the Commonwealth’s needs throughout the engagement and remains committed to helping the Commonwealth address the issues outlined by the Bureau of Fiscal Review.

“NIC is committed to be the best private sector partner the Commonwealth has ever worked with,” said Harry Herington, Chairman and Chief Executive Officer of NIC. “We will continue to operate in good faith and make ongoing investments in Pennsylvania’s eGovernment program for the benefit of Pennsylvania agencies and the citizens and businesses they serve, as we work through these issues.”

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The family of NIC companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CONTACT:
NIC
Chris Neff, 435-901-3870
chris@egov.com